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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                         EXCHANGE ACT OF 1934
                               (Amendment No. __)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                               Commission Only (as permitted
[X] Definitive Proxy Statement                 by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CONSOLIDATED CAPITAL PROPERTIES V
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [ ] No fee required.

   [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)   Title of each class of securities to which transaction applies:

   (2)   Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)   Proposed maximum aggregate value of transaction:          $15,400,000

   (5)   Total fee paid:          $3,080

   [ ]   Fee paid previously with preliminary materials:

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   [ ]   Amount previously paid:

   [ ]   Form, Schedule or Registration Statement no.:

   [ ]   Filing Party:

   [ ]   Date Filed:


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                              CONCAP EQUITIES, INC.
                  C/O CORPORATE INVESTORS COMMUNICATIONS, INC.,
                                  P.O. BOX 2065
                    SOUTH. HACKENSACK, NEW JERSEY 07607-2065


                                  July 3, 2000


Dear Limited Partner of Consolidated Capital Partners V:

         Concap Equities, Inc., the general partner of Consolidated Capital Properties V has decided to sell all of the Partnership's assets and liquidate the Partnership. As a result, the General Partner is soliciting the consent of the Limited partners to approve the sales to unaffiliated third parties of the Partnership's two properties for a total of $15,400,000. Specifically, the General Partner is proposing sales of Aspen Ridge Apartments located in West Chicago, Illinois for $10,000,00 and, the Sutton Place Apartments located in Corpus Christi, Texas for $5,400,000. Following the sale of the properties, the Partnership will be liquidated. The net proceeds from the sales, and the recent sale of an office building, will be used to make a cash distribution to holders of units of limited partnership interest.

         The sales provide certain risks and advantages to the Limited Partners as are more fully explained in the Consent Solicitation.

         Approval of the sales requires the affirmative consent of Limited Partners who own more than 50% of the Partnership's outstanding limited partnership units. Affiliates of the General Partner own 46.32% of the units and have indicated they will consent to the sales.

         THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE SALES.

         This Solicitation of consents will expire at 5:00 P.m., New York City time, on August 2, 2000.

         If you have any questions or require any assistance in completing and returning the Consent Form, please contact our Solicitation Agent, Corporate Investors Communications, Inc., by mail at P.O. Box 2065, South Hackensack, New Jersey 07606-2065; by overnight courier service at 111 Commerce Road, Carlstadt, New Jersey 07072--Attention: Reorganization Department; by fax at (201) 896-0910 or by telephone at (888) 349-2005.


                                    Very truly yours

                                             Concap Equities, Inc.


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                        CONSOLIDATED CAPITAL PROPERTIES V
                           COLORADO CENTER, TOWER TWO
                   2000 SOUTH COLORADO BOULEVARD, SUITE 2-1000
                             DENVER, COLORADO 80222
                                 (303) 757-8101


                         CONSENT SOLICITATION STATEMENT


         This Consent Solicitation Statement is being furnished to limited partners (the "Limited Partners") of record as of the close of business on July 3, 2000 (the "Record Date"), of Consolidated Capital Properties V, a California limited partnership (the "Partnership"), in connection with the solicitation of consents to the sales (the "Sales") to unaffiliated third parties of the Aspen Ridge Apartments located in West Chicago, Illinois for $10,000,000 and the Sutton Place Apartments located in Corpus Christi, Texas for $5,400,000 (collectively, the "Partnership Properties").

         The Sales provide advantages to the Partnership and the Limited Partners. The net proceeds from the Sales, along with the sale of the 51 North High Building for $3,226,800 on June 2, 2000 (together with the Sales, the "Dispositions"), will be used to make a cash liquidating distribution to holders of units of limited partnership interest (the "Units"). Following the last Sales, the Partnership will be liquidated and dissolved.

         The general partner of the Partnership has conflicts of interest with regard to the Sales. The risks associated with the Sales are discussed more fully herein.

         This Consent Solicitation Statement is being solicited by Concap Equities, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership. This Consent Solicitation Statement, and the accompanying form of Consent of Limited Partner (the "Consent Form"), are first being mailed to Limited Partners on or about July 3, 2000.

         THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE SALES.

         THIS SOLICITATION OF CONSENTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 2, 2000 (THE "EXPIRATION DATE").

         If you have any questions or require any assistance in completing and returning the Consent Form, please contact our Solicitation Agent, Corporate Investors Communications, Inc., by mail at P.O. Box 2065, South Hackensack, New Jersey 07606-2065; by overnight courier service at 111 Commerce Road, Carlstadt, New Jersey 07072--Attention: Reorganization Department; by fax at (201) 896-0910 or by telephone at (888) 349-2005.


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                               SUMMARY TERM SHEET


         o THE PARTNERSHIP. The Partnership currently owns two apartment communities. See "The Partnership's Properties."

         o THE SALES. The Partnership is proposing to sell to unaffiliated third parties the Aspen Ridge Apartments for $10,000,00 and the Sutton Place Apartments for $5,400,000. See "Summary of the Purchase Agreements."

         o THE PROPERTIES. Aspen Ridge is a 253-unit apartment complex located in West Chicago, Illinois and Sutton Place is a 210-unit apartment complex located in Corpus Christi, Texas. See "Description of Properties."

         o THE PURCHASERS. The proposed purchasers of Aspen Ridge and Sutton Place are parties unaffiliated with the Partnership, the General Partner, and their affiliates. See "Summary of the Purchase Agreements."

         o LIQUIDATION AND DISSOLUTION. Following the Sales, the Partnership will be liquidated and dissolved.

         o GENERAL PARTNER'S RECOMMENDATION. The General Partner recommends that the Limited Partners consent to the Sales. See "General Partner's Recommendations."

         o CONSENTS NEEDED. Consents are needed from Limited Partners who hold a majority of the outstanding Units to approve the Sales. See "Consent Procedures -- Record Date; Consents Required."

         o CONSENTS EXPECTED. Affiliates of the General Partner own 46.32% of the Units and have indicated they intend to consent to the Sales. See "Consent Procedures -- Record Date; Consents Required."

         o FAILURE TO CONSENT. Any failure to return a properly completed Consent Form will be the equivalent of a vote against the Sales. See "Consent Procedures -- Record Date; Consents Required."

         o HOW TO CONSENT. Please complete and return the enclosed Consent Form to consent, withhold consent, or abstain from any decision from any decision relating to the Sales in the enclosed envelope.
                  See "Consent Procedures."

         o NET PROCEEDS. The net proceeds to the Partnership are estimated to be $10,000,000 and $5,400,000 from the Sales of Aspen Ridge and Sutton Place, respectively. The net proceeds form the prior sale of the office building was $3,226,800. Such net proceeds are estimated to result in a liquidating distribution to holders of Units of approximately $52 per Unit.



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         o        TAXABLE GAIN. A typical Limited Partner is estimated to
                  recognize $31 per Unit in taxable gain from the Dispositions and the liquidation of the Partnership for Federal income tax purposes. Such estimate of taxable gain per Unit is based on a number of assumptions which may not be correct for any given Limited Partner. See "Estimated Federal Income Tax Gain from the Dispositions."

         o CONFLICTS OF INTEREST. The General Partner and its affiliates have certain conflicts of interest with respect to the Sales. The General Partner and its affiliates are estimated to contribute $361,839 as a deficit restoration contribution in accordance with the partnership agreement. See "Conflicts of Interest."

         o NO APPRAISAL RIGHTS. Neither the Agreement of Limited Partnership nor California law provides for appraisal rights in connection with the Sales. See "No Appraisal Rights."



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                                  RISK FACTORS

         The following sets forth the risks and disadvantages to you of consenting to the Sales of the Partnership Properties. Before deciding whether or not to consent to the Sales, you should carefully consider these risks:

         Limited Partners Will Recognize Gain Upon the Dispositions and the liquidation of the Partnership. If the Partnership Properties are sold, the Partnership will recognize gain as a result of a sale of each property equal to the excess of the sum of the cash received for the property, plus the amount of any liabilities assumed by the buyer, over the Partnership's adjusted tax basis in such property. Such gain recognized with respect to the property will be allocated to the General Partner and the Limited Partners (together, the "Partners") in accordance with the Agreement of Limited Partnership. A Limited Partner will also recognize gain or loss on the liquidation of its interest in the Partnership in an amount equal to the difference between the amount of cash (including a deemed distribution of cash as a result of a reduction in a Limited Partner's share of Partnership liabilities) distributed to the Limited Partner and the Limited Partner's adjusted tax basis in its Partnership interest after adjustment for any gain or loss from operation of the Partnership, including from the Dispositions, through the Partnership's dissolution. The total amount of gain from the Dispositions and the liquidation of the Partnership that will be recognized by a typical Limited Partner is estimated to be $31 per Unit.

         Conflicts of Interest of General Partner. The General Partner and its affiliates have certain conflicts of interest with respect to the Sales. The General Partner and its affiliates are to contribute an estimated $361,839 as a deficit restoration contribution in accordance with the partnership agreement.

                               CONSENT PROCEDURES

RECORD DATE; CONSENTS REQUIRED

         The Partnership has fixed July 3, 2000 as the Record Date for determining Limited Partners entitled to notice of and to consent to the Sales. Only Limited Partners of record on the Record Date may execute and deliver a Consent Form. The Agreement of Limited Partnership requires that Limited Partners approve the sale of all or substantially all of the assets of the Partnership which occur within any twelve month period. The Sales will constitute a sale of all of the Partnership's remaining assets. Consequently, approval of the Sales requires the affirmative consent of Limited Partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, there were 179,537.2 Units issued and outstanding. Accordingly, approval of the Sales will require the affirmative consent of Limited Partners who own at least 89,768.7 Units. Abstentions and broker non-votes will not be counted as consents in favor of the Sales since Limited Partners holding a majority of the Units must affirmatively consent to the Sales. The Sales will become effective on the Expiration Date if consents from Limited Partners owning at least 89,768.7 Units have been received. Affiliates of the General Partner own 46.32% of the Units and have indicated they will consent to the Sales.

SOLICITATION OF CONSENTS

         Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by representatives of the General Partner, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The Partnership has retained Corporate Investors Communications, Inc. to act as its Solicitation Agent in connection with this consent solicitation. The fees and expenses of the Solicitation Agent will be paid by the Partnership.


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CONSENT PROCEDURES

         LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE SALES SHOULD DO SO BY MARKING THE APPROPRIATE BOXES ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE SOLICITATION AGENT BY MAIL IN THE SELF- ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

         All Consent Forms that are properly completed, signed and delivered to the Solicitation Agent and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAINS" BOXES ARE MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE SALES.

         Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in- fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a Limited Partner's right to sell or transfer the Units. All Consent Forms received by the Solicitation Agent (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the Limited Partner revokes such Consent Form prior to 5:00 p.m., New York City time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

         All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

REVOCATION OF INSTRUCTIONS

         Any Limited Partner who has delivered a Consent Form to the Solicitation Agent may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the Solicitation Agent stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to 5:00 p.m. New York City time, on the Expiration Date at one of its addresses or fax number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched


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to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                               NO APPRAISAL RIGHTS

         Limited Partners of the Partnership are not entitled to dissenters' appraisal rights under California law or the Agreement of Limited Partnership in connection with the Sales.

                        GENERAL PARTNER'S RECOMMENDATION

         The General Partner had decided some months ago to sell 51 North High Building since it believed that the conditions to sell commercial property were favorable. The General Partner recently received unsolicited offers for both Aspen Ridge and Sutton Place. After reviewing these offers, the General Partner determined to that the offers were acceptable and to be in the best interests of the partners and began the negotiation process towards definitive purchase contracts.

         The General Partner recommends that Limited Partners consent to the Sales. In making its determination, the General Partner considered the following:

         o the fact that the Sales were negotiated at arms length with unaffiliated third parties;

         o the estimated liquidation distribution of $52 per unit payable to the Limited Partners upon completion of the Dispositions;

         o the tax benefits of continued investment in the Partnership Properties have been reduced for most Limited Partners, resulting in the likelihood that if the Partnership Properties were held, cash distributions, if any, may be less than taxable savings from operations;

         o for the foreseeable future, the Partnership Properties may generate taxable income but will probably not result in the Partnership generating sufficient cash flow to distribute cash to Limited Partners to pay the resulting tax liabilities;

         o given the Partnership Properties' ages, the Partnership Properties may require substantial capital expenditures in the future for which existing reserves will not be adequate;

         o additional capital contributions from Partners to fund additional capital expenditures probably will not be an attractive investment;

         o the Partnership has not made any distributions to Limited Partners in the last ten years;

         o that a balloon payment on the Aspen Ridge Mortgage of $5,750,000 is due in November 2003 and on the Sutton Place mortgage of $2,581,000 is due in October 2003: and

         o that the General Partner and its affiliates are to contribute an estimated $361,839 to the Partnership as a deficit restoration contribution in accordance with the partnership agreement.


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         The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners in connection with the Sales. Approval of the Sales requires the affirmative consent of Limited Partners owning more than 50% of the outstanding Partnership Units.

                       SUMMARY OF THE PURCHASE AGREEMENTS

         In May, 2000, Aspen Ridge Associates, Ltd. and Sutton Place Associates Ltd. (collectively, the "Sellers"), entered into an Agreement to sell Aspen Ridge and Sutton Place to Dail Equities, Inc., a Nebraska corporation and George VonVliet, respectively ("Purchasers"). The Partnership owns a 99% limited partnership interest in each Seller. The general partner of each Seller is a limited liability company in which the Partnership is the sole member.

              The Purchasers are unaffiliated with the Partnership, the General Partner or their affiliates or the other Purchasers. The Aspen Ridge purchaser, Dail Equities, Inc. has its principal office located at 1104 South 76th Avenue, Omaha, Nebraska, 68127. The Sutton Place purchaser, George VonVliet's address is 10425 Bluff Road, Eden Prairie, Minnesota 55347.

         Aspen Ridge Associates, Ltd. retained C.B. Richard Ellis and the Sutton Place Associates retained O'Boyle Properties, Inc. and Southwest Residential Partner's Inc. as their real estate brokers to assist in the sales of the Partnership Properties. The brokers are not affiliated with the Partnership, the General Partner or their affiliates. Once the Purchasers made their initial offer for the Partnership Properties, the parties negotiated a purchaser price and the terms of the Aspen Ridge and the Sutton Place Purchase and Sale Contracts (collectively, the "Purchase Agreements").

         The proposed terms of the sale of the Partnership Properties to the Purchasers are more fully described below. The Purchase Agreements can be amended, modified, or superseded at any time and from time to time with the consent of the Sellers and Purchasers.

PURCHASE PRICE

         Pursuant to the Purchase Agreements, Purchasers agreed to purchase from Sellers, and Sellers agreed to sell to Purchasers, the Partnership Properties on the terms and conditions described in the Purchase Agreements. Pursuant to the Purchase Agreements, the gross purchase price for the Aspen Ridge property and for the Sutton Place property is $10,000,000 and $5,400,000, respectively. Each purchase price is subject to the adjustment for customary prorations including rents, deposits, operating expenses and real estate taxes.

FEASIBILITY PERIOD; DEPOSIT

         Pursuant to the Purchase Agreements, Purchasers of Aspen Ridge and Sutton Place have 45 days and 30 days, respectively, from the date of the Purchase Agreements (such period being referred to herein as the "Feasibility Period"), but in no event 45 days from the date of the respective Purchase Agreements to conduct customary studies, tests, examinations and inspections, or investigations of or concerning the Partnership Properties it reasonably believes is advisable, to confirm any and all matters Purchasers desire to confirm with respect to the Partnership Properties, to ascertain and confirm the suitability of the Partnership Properties for Purchasers' intended use of the Partnership Properties, and to review materials relating to the Partnership Properties other than the Seller's proprietary information. Purchasers have indemnified Sellers for such surveys, tests, and investigations. Pursuant to the Purchase Agreements, Purchasers have delivered to the title insurer for the Partnership Properties, as escrow agent, a deposit (the "Deposit") in the sum of $100,000 for each of the Partnership Properties. The Sutton Place Purchase Agreement provides that $20,000 of the Deposit is non-refundable, except as otherwise provided in the Sutton Place Agreement.

         Purchasers can terminate the Purchase Agreements by written notice at any time prior to the end of the Feasibility Period. If Purchasers do not terminate the Purchase Agreements in accordance with their terms, the Deposit


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becomes nonrefundable (subject to certain exceptions). Financing is not a contingency to the sale of the Partnership Properties and all financing costs and expenses will be the Purchaser's responsibility.

EXISTING FIRST MORTGAGE

         Sellers will be responsible for paying off the first mortgage on the Partnership Properties out of the sale proceeds.

TITLE

         Sellers have agreed to promptly secure title insurance commitment for Aspen Ridge for $10,000,000 and for Sutton Place for $5,400,000 at their expense. Purchasers have agreed to accept title to the Partnership Properties, subject to the matters set forth in the preliminary title report that it does not object to. If Sellers cannot deliver title at the scheduled closing in satisfactory condition, Purchasers can elect to terminate the Purchase Agreements and the Deposit will be returned to Purchasers. There can be no assurances that title to the Partnership Properties will be in the state required in the Purchase Agreements. Purchasers can also request that certain surveys of the Partnership Properties be made, some of which they will pay for and some of which both Purchasers and Sellers will share equally the costs.

CLOSING

         The consummation of the transactions contemplated by the Purchase Agreements (the "Closing") must occur not later than 30 calendar days after the expiration of the Feasibility Period for the Aspen Ridge property and not later than 60 calendar days after the date of the purchase agreement for the Sutton Place property; or for Aspen Ridge, upon obtaining the consent of the Limited Partners of the Partnership to the Sales, which ever occurs last. If the Limited Partners consent to the Sales is not obtained prior to closing for the Sutton Place property or within 90 days from the date the Purchase Agreement is signed, the Sutton Place Purchaser can terminate the Sutton Place Purchase Agreement. The Sutton Place Purchaser will also receive $30,000 in the event that Consent is not obtained by the appropriate date. The Closing Date may be extended without penalty at the Seller's option for an additional seven calendar days for the Aspen Ridge property and for an additional thirty calendar days for the Sutton Place property, or such later period as is mutually acceptable to Sellers and Purchasers, to enable the Sellers to satisfy a condition to the Closing.

PRORATIONS

         All normal and customarily proratable items, such as rents, deposits, operating expenses and real estate taxes, will be prorated as of the Closing Date, with Sellers being charged or credited, as the case may be, for such items for the period through and including the Closing Date and Purchasers being charged or credited, as the case may be, for such items after the Closing Date. Tenant deposits will be transferred to Purchasers or, in the case of the Sutton Place property, the Seller may elect to take a credit against the Sutton Plan purchase price. Delinquent rents received by Purchasers or Sellers after the Closing Date will be applied, first, to the period of time after the Closing Date and, second, to the period of time before the Closing Date, and will be disbursed accordingly.

COSTS AND FEES

         Sellers are responsible for all transfer taxes and excises taxes, and Purchasers are responsible for all recording costs with respect to the Closing. Sellers and Purchasers will share equally in the escrow fees. Sellers are responsible for all the fees and charges of the title insurer.

REPRESENTATIONS AND WARRANTIES

          The Purchase Agreements include representations and warranties of Sellers to Purchasers, including representations and warranties as to, among other things, its organization, power and authority, absence of defaults or


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violations, title, possession of the Partnership Properties, absence of litigation and claims, notices of violations, commissions, and accuracy of certain documents it provided to Purchasers. The Purchase Agreements include representations and warranties of Purchasers to Sellers, including representations and warranties as to, among other things, its organization, power and authority, absence of litigation and claims, absence of defaults or violations, and absence of brokers and finders.

CONDITIONS TO CLOSING

         Purchaser's obligation to close under the Purchase Agreements is subject to the fulfillment in all material respects of the following conditions precedent: (i) the delivery of all documents required to be delivered by Sellers in form and substance reasonably satisfactory to Purchasers; (ii) the truth of each of Seller's representations and warranties as of the Closing Date in all material respects; (iii) the compliance and performance by Sellers of all covenants, terms, and conditions with which Sellers must comply or perform under the Purchase Agreements; (iv) that occupancy levels have not decreased by 15% or more; and (v) Seller's termination of any property contracts Purchasers are not assuming. The Sutton Place Purchaser's obligation is also subject to fulfillment of the following conditions precedent (i) lack of bankruptcy of Seller or its general partner; (ii) no existing eminent domain proceeding; and (iii) obtaining necessary consents. Seller's obligation to close under the Purchase Agreement is subject to the fulfillment of the following conditions precedent: (i) the truth of each of Purchaser's representations and warranties, in all material respects, when made and as of the Closing Date; (ii) the full compliance and performance by Purchasers of all covenants terms, and conditions with which Purchasers must comply or perform under the Purchase Agreements, (iii) the absence of pending or threatened litigation which, if determined adversely, would restrain the Closing or make illegal, invalid, or nonbinding any of Purchaser's covenants or obligations; and (iv) receipt by Sellers of all consents and approvals of the Closing of the Partnership's Partners.

         There can be no assurance that such conditions precedent can be satisfied.

BROKERAGE

         O'Boyle Properties Inc. and Southwest Residential Properties, Inc. will be due a brokerage fee of 1 1/4% of the gross sales price upon consummation of the sale of Sutton Place. C.B. Richard Ellis will be due a brokerage fee of 1% of the gross sales price upon consummation of the Sale of Aspen Ridge.

REMEDIES

         Sellers shall be entitled to receive and retain the entire Deposit as liquidated damages in the event that (i) Purchasers terminate the Purchase Agreements following the Feasibility Period for any reason other than the Seller's default under the Purchase Agreements. If the Closing does not occur as a result of the Seller's default under the Purchase Agreements and Purchasers have not terminated the Purchase Agreements and are not otherwise in default under the Purchase Agreements, Purchaser's sole remedy is to terminate the Purchase Agreements and seek reimbursement of the Deposit, or seek specific performance of the Purchase Agreements. Representations and warranties in the Purchase Agreements shall terminate at the first anniversary of the Closing (unless a lawsuit has previously been brought). The maximum damages Sellers are liable for as a result of any breach of the representations or warranties is $100,000.

RISK OF LOSS

         The risk of loss with respect to the Partnership Properties through and including the Closing Date is borne by Sellers. If material damage (i.e., damage in excess of $300,000) occurs to any property prior to the Closing Date, Purchasers can either (i) terminate the Purchase Agreements and receive the Deposit back, or (ii) close under the Purchase Agreements, receive insurance proceeds relating to such loss (plus a credit against the Purchase Price for any deductible) but only to the extent of damages for the Sutton Place property. If any property is damaged prior to the

Closing Date, but not materially, Seller shall try to repair prior to Closing but if it cannot complete the repairs prior to the Closing Date, then Purchasers will receive any insurance proceeds relating to such damage (plus a credit against the Purchase Price for any deductible) but only to the extent of damages for the Sutton Place property.

         If at Closing all or any part of any property is, has been, or is about to be acquired by eminent domain, Purchasers can terminate the Purchase Agreements by written notice, or consummate the transactions contemplated hereby and receive the applicable condemnation award.

SALE OF 51 NORTH HIGH BUILDING

         In February, 2000 the 51 North High Street, L.P. entered into an Agreement to sell the 51 North High Building to S&R Restaurants, Inc. The 51 North High Building, located in Columbus, Ohio, was initially purchased on December 20, 1984. The office building consisted of approximately 86,000 square feet. The 51 North High purchaser, S&R Restaurants, Inc. has its principal office located at 249 North Craig Street, Pittsburgh, Pennsylvania 15213. Said purchaser is not affiliated with the General Partner, the Partnership, or their affiliates or with the Purchasers of the residential properties. 51 North High Street, L.P. retained EHLE, Morrison Group as their real estate brokers to assist in the sale of the property. EHLE, Morrison Group was due a brokerage fee of 3% of the gross sales price upon consummation of the sale of 51 North High. The 51 North High Building sold for $3,226,800 on June 2, 2000.

                        ESTIMATED ALLOCATION OF PROCEEDS

         Following the Sales of the Partnership Properties, the Partnership will be liquidated and dissolved. The table contains a summary of the estimated allocation to Limited Partners of the proceeds to the Partnership from the Dispositions, assuming the Dispositions were all completed on May 31, 2000. These calculations are estimates based upon information currently available to the General Partner. There can be no assurance that these estimates will prove accurate.


Gross sale price
   Aspen Ridge                                                                  $ 10,000,000
   Sutton Place                                                                    5,400.000
   51 North High Building                                                          3,226,800
                                                                                ============
          Total                                                                   18,626,800

Other Partnership assets, net of liabilities                                       1,587,648

Less: mortgage debt, including accrued interest                                  (10,662,871)

Less: closing costs, including brokerage commissions                                (561,614)
                                                                                ------------

TOTAL                                                                           $  8,989,963

                                                                                ============
Estimated capital contributions from General Partner and the Special Limited

Partner in accordance with partnership agreement*                               $    366,650

Net proceeds distributable to all Partners                                      $  9,356,613

Percentage of proceeds allocable to Limited Partners                                     100%

Net proceeds distributable to Limited Partners                                  $  9,356,613

Total number of Units                                                             179,537.20

Liquidation distribution per Unit                                               $         52


------------------------
* Approximately 1.3% of the capital contribution is from the special limited partner, which is not affiliated with the General Partner, or its affiliates.

   ESTIMATED FEDERAL INCOME TAX GAIN FROM THE DISPOSITIONS AND THE LIQUIDATION

         Limited Partners will recognize taxable gain for Federal income tax purposes upon the Dispositions. The following table contains a summary of the estimated allocation to a typical Limited Partner of taxable gain recognized by the Partnership upon the Dispositions, assuming the Dispositions are completed on May 31, 2000.


Estimated unrecaptured Section 1250 Gain per Unit upon the               $ 31
dispositions and the liquidation                                         ----


Estimated  liquidating distribution per Unit                             $ 52
                                                                         ----

         THE ESTIMATES OF TAXABLE INCOME AND GAIN PER UNIT PROVIDED HEREIN ARE HYPOTHETICAL AMOUNTS BASED UPON A NUMBER OF ASSUMPTIONS WHICH MAY NOT BE CORRECT FOR ANY GIVEN LIMITED PARTNER, AND ARE FOR ILLUSTRATIVE PURPOSES ONLY. IN ADDITION, THESE ESTIMATES ARE BASED ON PRELIMINARY INFORMATION AVAILABLE TO THE GENERAL PARTNER WHICH MAY NOT BE COMPLETE IN A NUMBER OF MATERIAL RESPECTS. THUS, THE ACTUAL INCOME AND GAIN RECOGNIZED BY ANY SPECIFIC LIMITED PARTNER CANNOT BE DETERMINED WITH CERTAINTY, IS LIKELY TO VARY MATERIALLY FOR ANY SPECIFIC LIMITED PARTNER, AND MAY BE SIGNIFICANTLY GREATER OR LESS THAN THAT DESCRIBED HEREIN. RULINGS AND OPINIONS HAVE NOT AND WILL NOT BE REQUESTED FROM THE INTERNAL REVENUE SERVICE OR PROVIDED BY COUNSEL WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. CONSEQUENTLY, LIMITED PARTNERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE DISPOSITIONS AND THE LIQUIDATION OF THE PARTNERSHIP IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. SEE "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES."

                             ALTERNATIVES CONSIDERED

         One alternative would be to continue to own and operate the Partnership Properties. However, there have been no distributions to the Partners in the last 10 years. See "Certain U.S. Federal Income Tax Consequences--Tax Consequences If the Properties Are Not Sold." Given the ability to sell the Partnership Properties for $15,400,000, the General Partner believes that the Sales would be in the best interests of the Partnership and the Limited Partners.

         Although no reports, opinions or appraisals relating to a property has been prepared for the Partnership by the General Partner in the past 18 months, in determining to engage in the Sales, the General Partners considered that an affiliate of the General Partner offered in November 1999 to acquire Units in a tender offer. In such tender offer, the affiliate estimated the liquidation value of the Units to be $36.79, the value of Aspen Ridge to be $9,460,000 and the value of Sutton Place to be $3,935,000, and the value of the 51 North High Building to be $3,200,000, before considering each property's indebtedness. In valuing the Units, the affiliate assumed that the estimated liquidation proceeds were distributed to the holders of Units, as provided in the Agreement of Limited Partnership. The estimated valuation was based on (i) the Partnership's property income for each residential property for the nine months ended September 30, 1999 annualized for a full year and applying a capitalization rate 10.50%; (ii) a discount from the residential the offer price[s] for the office building; (iii) the current assets of the Partnership; (iv) the estimated costs and fees (including applicable state sales taxes) for a sale of the property and winding up of the Partnership; (v) the estimated cost of deferred maintenance,
(vi) the mortgages on the Partnership Properties; (vii) the Partnership's other liabilities; and (viii) the percentage ownership interests of the Limited Partners in the Partnership. Further, Robert A. Stanger & Co., Inc., an independent investment banking firm, has rendered an opinion in connection with such offer that the offer price of $36.75 per Unit was fair to the Limited Partners from a financial point of view.

         Aspen Ridge and Sutton Place were appraised in 1996 by an independent third party appraiser (the

"Appraiser"). According to the appraisal reports, the scope of the appraisals included an inspection of the Partnership Properties and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate for Aspen Ridge was $9,100,000 and for Sutton Place was $4,700,000. The appraised value did not reflect the mortgage encumbering the Partnership Properties.

                   SELECTED FINANCIAL DATA OF THE PARTNERSHIP

 The selected financial information of the Partnership set forth below for the years ended December 31, 1999 and 1998 is based on audited financial statements. The information for the nine months ended March 31, 2000 and 1999 is based on unaudited financial information. This information should be read in conjunction with such financial statements, including notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Your Partnership" in the Annual Report on Form 10-KSB of your partnership for the year ended December 31, 1999 and the Quarterly Report of Form 10-QSB of your partnership for the quarter ended March 31, 2000.

                      (IN THOUSANDS, EXCEPT PER UNIT DATA)

OPERATING DATA:

                                                     FOR THE YEAR ENDED    FOR PERIOD ENDED
                                                         DECEMBER 31,         MARCH 31,
                                                    -------------------   ------------------
                                                      1999       1998        2000      1999
                                                      ----       ----        ----      ----
Total Revenues .................................... $ 3,283    $ 3,230    $   827    $   814

Loss before discontinued operations ...............    (179)      (183)       (32)        (9)

Loss Income from discounted operations ............      50         52        (37)        (1)

Net Loss ..........................................    (129)      (131)       (69)        (8)

Net Loss Income per limited partnership unit ......   (0.72)     (0.73)     (0.38)     (0.04)

Net Loss Income per limited partnership unit from
discounted operations .............................   (0.28)     (0.29)     (0.21)      0.01

Distributions per limited partnership unit ........      --         --         --         --

BALANCE SHEET DATA:                                                        DECEMBER 31,                  MARCH 31,
                                                                           ------------                  ---------
                                                                       1999            1998          2000          1999
                                                                       ----            ----          ----          ----
Cash and Equivalents......................................           $1,660          $1,177        $2,054        $1,277

Real Estate, Net of Accumulated Depreciation..............            4,383           6,414         4,203         6,263

Total Assets..............................................            6,645           8,398         6,596         8,362

Mortgage Notes Payable....................................            8,466          10,988         8,459        10,974

General Partners' Capital (Deficit).......................             (21)            (21)          (21)           (2)

Limited Partners' Capital (Deficit).......................          (3,365)            (50)       (3,434)       (3,242)

Partners' Capital (Deficit)...............................          (3,434)         (8,395)       (3,503)       (3,313)

Net Increase in Cash and Cash Equivalents.................              483             603           299           100

Net Cash Provided by Operating Activities.................            1,109             910           352           265

                            DESCRIPTION OF PROPERTIES

         The following shows the location, the date of purchase, the nature of the Partnership's ownership interest in and the use of each of the Partnership Properties.

                                                                            Type of
             Property                    Date of Purchase                 Ownership(1)                     Use
             --------                    ----------------                 ------------                     ---
Aspen Ridge Apartments                       08/09/84               Fee ownership subject to           Apartments
     West Chicago, Illinois                                              first mortgage                253 Units

Sutton Place Apartments                      07/06/84               Fee ownership subject to           Apartments
     Corpus Christi, Texas                                               first mortgage                201 Units

----------------
(1) All of the Partnership Properties are held by separate limited partnerships in which the partnership holds a 99% limited partnership interest. The general partners are limited liability companies of which the Partnership is the sole member.

SCHEDULE OF REAL ESTATE TAXES AND RATES:

     The following shows the real estate taxes and rates for 1999 for each year of the Partnership Properties.

          Property                 1999 Billing              1999 Rate
          --------                 ------------              ---------
Aspen Ridge                          $ 253,000                 8.23%
Apartments
Sutton Place                           132,000                 3.08%
Apartments

     ACCUMULATED DEPRECIATION SCHEDULES

     The following shows the gross carrying value, accumulated depreciation and Federal tax basis of each of the Partnership Properties as of December 31, 1999.

                                         Gross
                                        Carrying          Accumulated                                              Federal
           Property                      Value            Depreciation             Term         Method            Tax Basis
           --------                      -----            ------------             ----         ------            ---------
Aspen Ridge Apartments........      $   9,067,000           $6,433,000           5-19 yrs        S/L              $2,866,000
Sutton Place Apartments.......          6,000,000           4,451,000            5-19 yrs        S/L               2,502,000
                                        ---------           ----------                                            ----------

 Total........................        $15,267,000          $5,469,000                                             $5,368,000
                                      ===========          ===========                                            ==========

SCHEDULE OF MORTGAGES

     The following show certain information regarding the outstanding mortgages encumbering each of the Partnership Properties as of December 31, 1999.

                                            Principal
                                            Balance at                                                Principal
                                           December 31,           Interest          Maturity          Balance Due
              Property                         1999                 Rate              Date           At Maturity
              --------                        ------               ------            ------          -----------
Aspen Ridge Apartments..............       $5,750,000              7.330%            11/03            $5,750,000
Sutton Place Apartments.............        2,716,000              9.125%            10/03             2,581,000
                                           ----------                                                 ----------

     Total..........................       $8,466,000                                                 $7,437,000
                                           ==========                                                 ==========

AVERAGE ANNUAL RENT AND OCCUPANCY RATES

       The following shows the average annual rent amounts and occupancy rates for each of the Partnership Properties during the year ended December 31, 1999 and 1998.

                Property                           Average Annual Rent         Annual Average Occupancy
                --------                          ---------------------        ------------------------
                                                    1999        1998               1999         1998
                                                    ----        ----               ----         ----
Aspen Ridge Apartments...................        $8,755,000   $8,489,000            94%          94%
Sutton Place Apartments..................         6,463,000    6,304,000            92%          91%

     INVESTMENT OBJECTIVES AND POLICIES; SALE OR FINANCING OF INVESTMENTS

     The Partnership's prospectus dated August 28, 1984, pursuant to which Units in the Partnership were sold, indicated that the Partnership was intended to be self-liquidating and that it was anticipated that the Partnership's Properties would be sold within 3 to 7 years of their acquisition, provided market conditions permit. The prospectus also indicated that there could be no assurance that the Partnership would be able to so liquidate and that, unless sooner terminated as provided in the Agreement of Limited Partnership, the existence of the Partnership would continue until the year 2013.

      In general, the General Partner regularly evaluated a sale of the Partnership's Properties by considering various factors, such as the Partnership's financial position and real estate market conditions. The General Partner monitors the Partnership Properties' specific locale and sub-market conditions (including stability of the surrounding neighborhood) evaluating current trends, competition, new construction and economic changes. The General Partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property (including any prepayment penalties), tax implications, availability of attractive mortgage financing, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or retain a particular property. After taking into account the foregoing considerations and the offers received, the General Partner sold the 51 North High Building and is recommending the Sales of the Aspen Ridge and Sutton Place properties.

                             CONFLICTS OF INTERESTS

     The General Partner has substantial conflicts of interest with respect to the Sales. Set forth below are certain fees paid to the General Partner and its affiliates for the years indicated.

             REIMBURSEMENT
   PERIOD/  FOR SERVICES OF     PARTNERSHIP
    YEAR      AFFILIATES       MANAGEMENT FEES        DISTRIBUTIONS        TOTAL
    ----      ----------       ---------------        -------------        -----
1996          $203,000            $204,000             $      --          $407,000
1997          $225,500            $215,000             $      --          $440,500
1998          $130,000            $213,000             $      --          $343,000
1999          $ 95,000            $169,000             $      --          $264,000

------------------------------------

     The management fees and reimbursements detailed in the table are calculated as the property management fee is equal to 5% of gross receipts from all Partnership properties. There are no current plans or proposals to change the current management fee and expense reimbursement arrangements.

          The General Partner and its affiliates are expected to contribute an estimated $361,839 as a deficit restoration contribution in accordance with the partnership agreement.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary of certain United States Federal income tax consequences to Limited Partners of the Dispositions and the liquidation of the Partnership is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial opinions, published rulings of the U.S. Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. This summary is for general information only; it does not address all aspects of United States Federal income taxation that may be relevant to any particular Limited Partner in light of its individual circumstances, to Limited Partners subject to special treatment (for example, financial institutions, broker-dealers, corporations, foreign persons, Limited Partners subject to the alternative minimum tax, and tax-exempt organizations) under the Code, or to Limited Partners who acquired their Units subsequent to the Partnership's initial offering. In addition, this summary does not address any state, local, or other tax consequences, however, it should be noted that a Limited Partner could be subject to income taxation by state, local, or other taxing authorities where the Partnership Properties are located or where the Limited Partner resides. No ruling from the IRS or opinion of counsel has been or will be sought with respect to the tax consequences discussed in this proxy statement, and there are no assurances that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. Limited Partners are urged to consult their own tax advisers as to the specific tax consequences to them of the Dispositions and the liquidation of their interests in the Partnership.

         TAX CONSEQUENCES IF THE PARTNERSHIP PROPERTIES ARE SOLD. If the Partnership Properties are sold, the Partnership will recognize gain as a result of the Dispositions. The amount of gain recognized by the Partnership will be equal to the excess of the sum of the cash and other property received in exchange for each property, plus the amount of the liabilities assumed by the buyer, over the Partnership's adjusted basis in such property. Such recognized gain will be allocated to the Limited Partners in accordance with the Partnership Agreement. In addition, a Limited Partner will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between the amount of cash (including the deemed distribution of cash for Federal income tax purposes as a result of the reduction in such Limited Partner's share of Partnership liabilities) distributed to such Limited Partner and the Limited Partner's adjusted tax basis in its Partnership interest after adjustment for any gain or loss from the operation of the Partnership, including gains from the Dispositions, through the Partnership's dissolution. Generally, any gain or loss recognized by a Limited Partner on the liquidation of its Partnership interest will be capital gain or loss and will be treated as long-term capital gain or loss if the Limited Partner's holding period of its Partnership interest exceeds one year. However, gain recognized by a Limited Partner upon the liquidation of its Partnership interest may be characterized as other than capital gain to the extent such gain is attributable to depreciation deductions previously claimed with respect to the Partnership Properties. The total amount of gain from the Dispositions and the liquidation of the Partnership that will be recognized by a typical Limited Partner is estimated to be $31 per Unit.

         It is expected that the gain recognized by a typical Limited Partner as a result of the Dispositions will be classified for Federal income tax purposes as "unrecaptured section 1250 gain" under rules requiring the recapture of certain depreciation deductions allowable with respect to the Partnership Properties. Unrecaptured section 1250 gain is taxed at a rate that is greater than the rate of tax generally applicable to long-term capital gains. The maximum rate of tax for unrecaptured section 1250 gain is 25 percent, and generally applies only to individuals, trusts and estates. The amount of unrecaptured section 1250 gain from the Dispositions that will be recognized by a typical Limited Partner is estimated to be $31 per Unit. Any gain recognized by a Limited Partner as a result of the Dispositions that is not classified as unrecaptured section 1250 gain will be treated as "section 1231 gain." Each Limited Partner must net its section 1231 gains and losses from all sources, including its allocable share of such gains recognized as a result of the Dispositions. To the extent that net section 1231 gains exceed net section 1231 losses, such gains and losses will be treated as long-term capital gains and losses. The maximum rate of tax for long-term capital gains is 20 percent, and generally applies only to individuals, trusts, and estates. Currently, none of the gain is estimated to be taxed as section 1231 gain.

         If a Limited Partner possesses suspended tax losses (including suspended passive activity losses), tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to the gain recognized as a result of the Dispositions and the liquidation of the Partnership. The determination of whether a Partner possesses suspended tax losses, tax credits, or other items of tax benefit that may be used to reduce any gain resulting from the Dispositions and the liquidation of a Limited Partner's Partnership interest will depend upon each Limited Partner's individual circumstances. Limited Partners are strongly urged to consult their own tax advisor in this regard.

               TAX CONSEQUENCES IF THE PROPERTIES ARE NOT SOLD. The Partnership Properties have been substantially depreciated for United States Federal income tax purposes. As a result, it is likely that continued operation of the Partnership Properties will generate income that will be taxable to the Limited Partners, since it is unlikely that there will be adequate depreciation and other deductions equal to or greater than the income generated from the Partnership Properties. It is anticipated, however, that there will not be cash available for distribution to the Limited Partners since it is expected that all or substantially all of the Partnership Properties' cash flow will be used to service the Partnership's liabilities. The Partnership will also continue to incur the administrative costs of operating the Partnership, including the cost of preparing and filing a partnership tax return.

         EACH LIMITED PARTNER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE DISPOSITIONS AND THE LIQUIDATION OF THE PARTNERSHIP (INCLUDING THE AMOUNT AND CHARACTER OF TAXABLE GAIN) AS DESCRIBED HEREIN, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         On October 1, 1998, Insignia Financial Group, Inc. merged into AIMCO, and on February 26, 1999, Insignia Properties Trust merged into Apartment Investment and Management Company ("AIMCO"). As a result of these transactions, AIMCO acquired indirect ownership of the General Partner.

         No director or officer of the General Partner owns any Units. The following table sets forth certain information regarding Units of the Partnership owned by each person who is known by the Partnership to own beneficially more than 5% of the Units as of May 31, 2000:

             Name and address* of                     Amount and Nature of
               Beneficial Owner                         Beneficial Owner                     Percent of Class
               ----------------                         ----------------                     ----------------
      AIMCO Properties L.P.                               25,293.7  (1)                           13.94%
      Insignia Properties L.P.                              2,890   (2)                            1.61%
      Madison River Properties, LLC                       43,795.80 (3)                           24.39%
      Cooper River Properties, LLC                        11,175.00 (4)                            6.22%

------------------
* The addresses of each Colorado Center, Tower Two, 2000 South Colorado Boulevard, Suite 2-1000, Denver, Colorado 80222.

(1) The Units may be deemed beneficially owned by AIMCO-GP, Inc. (which is the general partner of AIMCO Properties, L.P.) and AIMCO (which owns AIMCO-GP, Inc.)

(2) The Units may be deemed beneficially owned by AIMCO/IPT, Inc. (which is the general partner of Insignia Properties, L.P.) and AIMCO (which owns AIMCO/IPT, Inc.)

(3) These units may be deemed beneficially owned by Insignia Properties L.P. (which wholly owns Madison River Properties LLC), by AIMCO IPT, Inc. and AIMCO.

(4) These Units may be deemed beneficially owned by Insignia Properties, L.P. (which wholly owns Cooper River Properties, LLC.), by AIMCO-IPT, Inc. and by AIMCO.

                         -------------------------------

    This Consent Solicitation Statement is provided by the General Partner of the Partnership.

                                          CONSOLIDATED CAPITAL
                                          PROPERTIES V

                                          By:      CONCOP EQUITIES, INC.
                                                   General Partner


July 3, 2000

                        CONSOLIDATED CAPITAL PROPERTIES V
                           Colorado Center, Tower Two,
                   2000 South Colorado Boulevard, Suite 2-1000
                             Denver, Colorado 80222

                           CONSENT OF LIMITED PARTNER

         The undersigned, a limited partner of Consolidated Capital Properties V (the "Partnership"), and the holder of units (the "Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

1.       [ ]  Consents        [ ]  Withholds Consent         [ ]  Abstains

with respect to the Sales of the Aspen Ridge Apartments and the Sutton Place Apartments on the terms set forth in the Consent Solicitation Statement.

         IF NO ELECTION IS SPECIFIED, AN OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE SALES.

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated July 3, 2000. THIS CONSENT IS SOLICITED ON BEHALF OF CONSOLIDATED CAPITAL PROPERTIES V BY CONCAP EQUITIES, INC., THE GENERAL PARTNER.

         A fully completed, signed and dated copy of this Consent Form should be sent to the Solicitation Agent by mail or overnight courier to the respective address specified below, or by fax to the fax number specified below, prior to 5:00 p.m., New York City time on August 2, 2000.

         Completed and signed consents should be sent to Corporate Investors Communication, Inc. by mail to P.O. Box 2065, South Hackensack, New Jersey 07606-2065; by overnight courier services to 111 Commerce Road, Carlstadt, New Jersey 07072--Attention: Reorganization Department; or by fax to (201) 896 -0910.

Dated:            , 2000                    By:
      ------------                              -------------------------------

                                                -------------------------------
                                                     Please Print Name






                                            If held jointly:

                                            By:
                                                -------------------------------

                                                -------------------------------
                                                     Please Print Name

Please sign exactly as you hold your Partnership Units. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly Total Revenues authorized officer. If a partnership, please sign in partnership name by a duly authorized person.